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                                                                  EXHIBIT (e)(4)

               AMENDMENT NO. 2 TO DISTRIBUTION SERVICES AGREEMENT

     This AMENDMENT NO. 2, dated the 17th day of June, 2003, is made by and between ABN AMRO Funds, a Delaware business trust (the "Company") and ABN AMRO Distribution Services (USA), Inc. (the "Distributor").

                                WITNESSETH THAT:

     WHEREAS, the Company has entered into a Distribution Agreement with the Distributor, dated September 27, 2001, as amended to date, wherein the Distributor has agreed to provide certain distribution services to the Company; and

     WHEREAS, the Parties wish to amend the Distribution Service Agreement to include under its terms three additional separate series of shares identified as:

                       ABN AMRO Investment Grade Bond Fund
                         ABN AMRO Select Small Cap Fund
                            ABN AMRO Equity Plus Fund

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree to amend Schedule "A" to the Distribution Agreement in the form attached hereto as Schedule "A".

     This Amendment shall take effect upon the day and month first written above.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment consisting of one typewritten page, together with Schedule "A", to be signed by their duly authorized as of the day and month first written above.


ABN AMRO FUNDS                       ABN AMRO DISTRIBUTION SERVICES (USA), INC.


/s/ Gerald Dillenburg                /s/ Bruno DiStefano
-------------------------------      -------------------------------
                                     Legal Approval By:  /s/ C. Ritch
                                                         -----------------------






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                                   SCHEDULE A

                          to the Distribution Agreement
                           between ABN AMRO Funds and
                   ABN AMRO Distribution Services (USA), Inc.

                                  Name of Funds

                   ABN AMRO/Chicago Capital Money Market Fund
                  ABN AMRO/Chicago Capital Municipal Bond Fund
                       ABN AMRO/Chicago Capital Bond Fund
                     ABN AMRO/Chicago Capital Balanced Fund
                           ABN AMRO/Talon Mid Cap Fund
                      ABN AMRO/Chicago Capital Growth Fund
                     ABN AMRO/Veredus Aggressive Growth Fund
                       ABN AMRO/Veredus Select Growth Fund
                    ABN AMRO/Montag & Caldwell Balanced Fund
                     ABN AMRO/Montag & Caldwell Growth Fund
                          ABN AMRO/Veredus SciTech Fund
                       ABN AMRO/TAMRO Large Cap Value Fund
                          ABN AMRO/TAMRO Small Cap Fund
                            ABN AMRO Real Estate Fund
                               ABN AMRO Value Fund
                       ABN AMRO International Equity Fund
                             ABN AMRO Small Cap Fund
                              ABN AMRO Growth Fund
                       ABN AMRO Treasury Money Market Fund
                      ABN AMRO Government Money Market Fund
                      ABN AMRO Tax-Exempt Money Market Fund
                           ABN AMRO Money Market Fund
                 ABN AMRO Institutional Prime Money Market Fund
                       ABN AMRO Investment Grade Bond Fund
                         ABN AMRO Select Small Cap Fund
                            ABN AMRO Equity Plus Fund


Dated: September 27, 2001
Amended: March 20, 2002